UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, Redback Networks Inc. (the “Company”) entered into a lease amendment with CarrAmerica Holger Way L.L.C (“CarrAmerica”) to amend the lease agreement originally between the Company and CTC Associates II, LP dated as of January 1, 2004 to add the property located at 100 Headquarters Drive in San Jose, California to the lease. CarrAmerica is a successor-in-interest to CTC Associates II, LP. The new building at 100 Headquarters Drive, which consists of approximately 46,070 square feet, will be used primarily for administrative, sales, marketing and research and development activities.

The lease amendment also extends the term of the lease covering the Company’s principal corporate headquarters located at 300 Holger Way in San Jose, California, for a two-year period and specifies the monthly rent payable in respect of both properties.

The original lease agreement between the Company and CTC Associates II, LP was previously included as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on March 15, 2004. A copy of the lease amendment is included Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 6, 2006, the Company issued an aggregate of 6,579,993 shares of the Company’s Common Stock (the “Common Stock”) to TCV IV, L.P. and TCV IV Strategic Partners, L.P. (together, the “TCV Funds”) upon conversion of shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”) held by the TCV Funds and required payment of dividends. Pursuant to the terms and conditions of the Certificate of Designations for the Series B Preferred (the “Certificate of Designations”), each outstanding share of the Series B Preferred was automatically converted into ten (10) shares of Common Stock because the Common Stock had a closing price greater than or equal to $13.81 for 90 consecutive trading days. On June 6, 2006, all 651,749 shares of Preferred Stock held by the TCV funds automatically converted into an aggregate of 6,517,490 shares of Common Stock. In addition, the Company was required under the Certificate of Designation to pay all accrued and unpaid dividends on the Series B Preferred either in cash or stock, and elected to do so through the issuance of 62,503 shares of Common Stock.

The resale of all 6,579,993 shares of Common Stock issued to the TCV Funds pursuant to the conversion and payment of dividends is covered by the Company’s Registration Statement on Form S-3 (File No. 333-114352), which was initially filed with the Securities and Exchange Commission on April 9, 2004 and amended on May 13, 2004 and May 21, 2004.

The Certificate of Designations was previously included as Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed on January 12, 2004.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Lease Amendment between the Company and CarrAmerica Holger Way, LLC dated June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: June 12, 2006	By:	/S/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration and Chief Financial Officer